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EXHIBIT 10.2








                            BROTHERS OIL AND GAS INC.
                                  CASH CALL #2





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EXHIBIT 10.2

                                                                     May 1, 2001



                            BROTHERS OIL AND GAS INC.
                                     BOX 31
                          SATURNA ISLAND, B.C., V0N 2Y0
                       TEL: 250-539-5680 FAX: 250-539-5683


Talal Yassin or Assignee
C/O #1208- 1030 West Georgia St.
Vancouver, B.C. V6E 2Y3

Dear Sirs:  Cash Call

THE COALINGA NOSE PROSPECT

Production Specialties Co. and Brothers Oil and Gas Inc. have completed the due diligence on the above prospect. We attach for your information:

     a)  Report of Mark Andersen

     b)  Lease Schedule

     c)  Land Platt

     d)  Joint Operating Agreement

     e)  Greka/Production Specialties Co. agreement dated January 1, 2001

     f) Production Specialties Co., Brothers Oil and Gas Inc. and Olympic Resources agreement

In carrying out our examination of Leases, a number of curative issues arose, which we are addressing; none materially affect the land block.

In our original proposal, we were informed that the leases carried a 20% landowner royalty to which we added a 5% royalty for Production Specialties Co. and Brothers Oil and Gas Inc.. On examination, some leases have less than a 20% Landowner Royalty and some slightly more; we will therefore express the farmout to you as Landowner Royalty plus 5% royalty.

A) On the initial test well on Block 1, the farmees earn 74% net revenue before payout and 56.25% after payout. On development wells on block 1, the farmees earn 56.25% before and after payout (assuming Greka et al participate as to a 25% working interest.)

B) On Block 2 leases, farmees pay 50% working interest to earn 37.5% net revenue interest (assuming Greka et al participate as to a 50% working interest)

(A) and (B) assume a 20% Landowner Royalty. If the Landowner Royalty is more or less, the net revenue interest will vary accordingly.




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We require your payment of $US 22,500 wired to BROTHERS OIL AND GAS INC. no later than May 2, 2001:

                  ------------------------------------------
                   WIRE TO:
                   Bank of America, University Branch(7161)
                   4795 South Maryland Parkway
                   Las Vegas, Nevada, 89119
                   (702) 654-4120
                   Transit # 122400724
                   Account #000081822066
                  ------------------------------------------

We have commenced title work on Well #1 and expect to commence drilling June 1-15. Funds for this well will be required NO LATER THAN MAY 24, 2001.

Please acknowledge by signing below that you are aware that we are acquiring additional acreage in the area of Mutual Interest, as well as modifying to our benefit some currently held leases. Therefore until:

     a)  we have completed final documentation

     b) you have been notified in writing that we have completed modification of the leases and/or completed additional lease agreements any premature public announcements will cause financial loss to all parties and the overall return on this project.


Please acknowledge receipt of and acceptance of this agreement and fax a signature page to Brothers Oil and Gas at 250-539-5683

Brothers Oil and Gas Inc.


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Talal Yassin acknowledges receipt of Cash Call May 1, 2001 and the accompanying cash call conditions and disclosure and elects to proceed with the option to participate.


/s/ Talal Yassin                                   Date   May 1, 2001
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TALAL YASSIN

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